CONTACT:
Richard B. Witaszak
Sr. V.P.- Finance and CFO
(816) 347-6974
webinvestor@payless.cashways.com

                                            PAYLESS CASHWAYS, INC.
                                            800 N.W. Chipman Road o Suite 5900
                                            Lee's Summit, Missouri 64063
                                            www.payless.cashways.com
                                            OTC Bulletin BOard: PCSH

                 PAYLESS CASHWAYS, INC. REPORTS 89% IMPROVEMENT
                 IN FISCAL YEAR 2000 PRO FORMA OPERATING RESULTS

LEE'S  SUMMIT,  Mo.-- January 10, 2001 -- Payless  Cashways,  Inc. (OTC Bulletin
Board: PCSH), a full line building materials and finishing products company focusing on the professional builder, remodel and repair contractor, institutional buyer, and project oriented consumer, today reported operating results for the fourth quarter and fiscal year ended November 25, 2000.

-------------------------------------------------------------------------------------------------------------------------
                                            Summary of Financial Highlights
                                         (Pro Forma excluding Special Charges)

                 (amounts in thousands except percentages and per share amounts)

                                   ------------------------------------------- ------------------------------------------
                                        Fourth Quarter Ended                        Fiscal Year Ended
                                   ------------------------------------------- ------------------------------------------
                                   ---------------- --------------- ---------- ---------------- -------------- ----------
                                    Nov. 25, 2000   Nov. 27, 1999    Change     Nov. 25, 2000   Nov. 27, 1999   Change
                                   ---------------- --------------- ---------- ---------------- -------------- ----------
Net Sales                           $   332,125      $   434,604     -  24 %    $  1,492,783     $ 1,811,365    -  18 %
Gross Margin                        $    91,788      $   116,005     -  21 %    $    406,056     $   481,247    -  16 %
SG&A                                $    72,541      $    97,130     -  25 %    $    340,474     $   420,382    -  19 %
EBITDA                              $    19,573      $    19,270     +   2 %    $     67,646     $    62,847    +   8 %

Income/(Loss) Before Taxes          $     1,960      $       240     + 717 %    $     (3,973)    $    (9,943)   +  60 %
Net Income/(Loss)                   $     1,003      $       141     + 611 %    $       (652)    $    (5,837)   +  89 %
Net Income / (Loss) Per Common
Share                               $       .05       $      .01     + 611 %    $       (.03)    $      (.29)   +  89 %
Wtd. Avg. Shares Outstanding             20,000           20,000        --            20,000          20,000       --

---------------------------------- ---------------- --------------- ---------- ---------------- -------------- ----------

KEY  DEVELOPMENTS - FOURTH QUARTER & FISCAL 2000
o 10th  consecutive  quarter of EBITDA improvement.
o Quarterly  EBITDA ratio of 5.9% highest  achieved in last 16 quarters.
o Full Year EBITDA ratio improvement of 100 basis points.
o Second  consecutive year of gross margin rate improvement.
o Lowest annual SG&A rate since 1994.
o Pro forma net loss of $0.7 million best performance since 1994.

"Fiscal 2000 was a year of  continued   improvement  for  our  Company. We  made
 tremendous progress in the complex process of reengineering our business model and our profit model. At the same time, in a very difficult operating environ-ment where we experienced a dramatic fall in commodity prices, rising interest costs, and the negative sales impact of transitioning from a mass advertising format to a targeted marketing approach, our bottom line results continued to improve over the prior year.
 President   &  CEO  Millard Barron



Fourth Quarter 2000 Results

The Company reported fourth quarter pro forma net income of $1.0 million compared to $0.1 million in the fourth quarter of the previous year, excluding 2000 and 1999 non-routine and special charges discussed below. Net loss after non-routine and special charges was $18.9 million for the fourth quarter of 2000 compared to a loss of $2.7 million in 1999. Pro forma earnings per share for the fourth quarter of 2000 was $.05 compared to $.01 in the fourth quarter of 1999. Loss per common share after non-routine and special charges in the fourth quarter of 2000 was $0.94 compared to a loss per common share of $0.14 in the same quarter of 1999.

Pro forma earnings before interest, taxes, depreciation, and amortization (EBITDA), were $19.6 million or 5.9% of sales for the 2000 fourth quarter, compared to $19.3 million or 4.4% of sales for the same period last year. Fourth quarter 2000 Pro-forma EBITDA benefited from a $1.1 million reversal of items expensed in earlier quarters and reflected as special charges in the fourth quarter and a $0.2 million LIFO credit. Comparatively, fourth quarter 1999 Pro-forma EBITDA benefited from a $1.6 million LIFO credit.

Net sales for the fourth quarter of 2000 were $332.1 million, a 24.5% same-store decrease and a 23.6% decrease in total, versus fourth quarter of 1999 sales of $434.6 million. On a same-store sales basis, sales to the professional customer decreased 19.0%, and sales to the DIY customer decreased 31.4% for the quarter. Same store sales were negatively impacted by significant deflation in lumber and wallboard prices, reductions in advertising activity and an increase in new competition.

The  Company  is in  the  process  of  closing  22  existing  retail  locations.
Accordingly, in the fourth quarter, the Company recorded a special charge of $20.4 million for severance, fixed asset impairment and disposal costs and lease commitments, and a non-routine $11.8 million gross margin charge for inventory liquidation at these stores. Last year, the Company also recorded a special charge in the fourth quarter of $1.1 million and a non-routine $0.5 million gross margin charge related to inventory liquidation at a store it closed.

Fiscal 2000 Operating Results

For fiscal 2000, the Company reported a pro forma net loss of $0.7 million, or $0.03 per share, compared to a pro forma net loss of $5.8 million, or $0.29 per share, for fiscal 1999, excluding non-routine and special charges and credits affecting both periods. Net loss for fiscal 2000 after non-routine and special charges was $20.6 million, or $1.03 per share, versus a net loss of $8.1 million, or $0.41 per share, for fiscal 1999. The net loss for 2000 includes fourth quarter special and non-routine charges associated with the closing of 22 retail locations as detailed above. The net loss for fiscal 1999 includes non-routine and special charges for store closing and administrative staff elimination costs recorded in the second and fourth quarters, accelerated depreciation charges recorded in the third and fourth quarters, a pension benefit curtailment gain recorded in the second quarter, and an extraordinary charge related to the early extinguishment of debt recorded in the fourth quarter.

Net sales in fiscal year 2000 were $1.5 billion, a decrease of 15.1% on a same-store sales basis and 17.6% in total, compared with last year's sales of $1.8 billion. On a same-store sales basis, sales to the professional customer declined 9.9% and sales to the DIY customer decreased 21.2%, largely due to significant deflation in commodity prices, reductions in advertising activity and new competition.

Pro forma EBITDA for fiscal year 2000 was $67.6 million, compared to $62.8 million during fiscal year 1999. EBITDA for fiscal 2000 benefited from a $0.2 million LIFO credit compared to a $0.9 million LIFO credit in fiscal 1999.

Payless Cashways Management Comments

Payless Cashways President & CEO Millard Barron commented, "Fiscal 2000 was a year of continued improvement for our Company. We made tremendous progress in the complex process of reengineering our business model and our profit model. At the same time, in a very difficult operating environment where we experienced a dramatic fall in commodity prices, rising interest costs, and the negative sales impact of transitioning from a mass advertising format to a targeted marketing approach, our bottom line results continued to improve over the prior year. 2000 was our second consecutive year with an increase in gross margin after eight years of decline, and our SG&A expense rate was the best performance since 1994."

Mr. Barron continued, "We continue to strengthen our team and our culture, while we improve overall efficiencies and make the hard decisions necessary to eliminate under-producing assets. We have enhanced existing businesses as well as developed new ones, invested in technology for improvements today and in the future, and reorganized key resources around our mission statement and target customers. Our pro-forma bottom line performance is the best since 1994, a result of the continuing support of our customers, associates, vendors, lenders and shareholders. I look forward to 2001 with confidence and optimism."

About the Company

Payless Cashways, Inc. is a full-line building materials and finishing products company focusing on the professional builder, remodel and repair contractor, institutional buyer, and project-oriented consumer. The Company operates 128 retail stores and 5 Builders Resource facilities in 17 states located in the Midwestern, Southwestern, Pacific Coast and Rocky Mountain areas. The Company also operates 12 distribution and manufacturing facilities in 7 states. The stores operate under the names Payless Cashways, Furrow, Lumberjack, Hugh M. Woods, Knox Lumber and Contractor Supply.

Forward-Looking Statements

This paragraph is included in this release to comply with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made above. Investors are cautioned that all forward-looking statements involve risk and uncertainty.
Among the factors that could cause results to differ materially are the following: competitor activities; stability of customer demand; weather; stability of the work force; supplier and lender support; consumer spending; interest rates; new and existing housing activity; commodity prices-specifically lumber and wallboard; customer and product mix; growth of certain market segments; an excess of retail space devoted to the sale of building materials and the success of the Company's strategy. Additional information concerning these and other factors is contained in the Company's SEC filings, which are available by contacting the Company or on the Company's web site, payless.cashways.com.








PAYLESS CASHWAYS, INC.
Fourth Quarter Ended and Year Ended  November 25, 2000
Pro Forma  Operating Data (Unaudited) (a) (b)
(In thousands, except percentages and per share amounts)

                                                          Thirteen Weeks Ended
                                                   November 25, 2000              November 27, 1999
                                              -------------------------        ----------------------
                                                Amount         Percent          Amount        Percent
                                              -----------      --------        --------       -------
Net sales                                     $   332,125      100.0  %     $   434,604       100.0 %
Cost of merchandise sold                          240,337       72.4            318,599        73.3
                                              -----------     ------        -----------      ------
Gross margin                                       91,788       27.6            116,005        26.7

Selling, general and administrative                72,541       21.8             97,130        22.4
Provision for depreciation and amortization         7,389        2.2              9,424         2.2
Other income                                         (326)       (.1)              (395)        (.1)
                                             ------------      -----        -----------      ------
Operating Income                                   12,184        3.7              9,846         2.2

Interest expense                                   10,224        3.1              9,606         2.2
                                              -----------     ------        -----------      ------
Income before income taxes                          1,960        0.6                240          --

Federal and state income taxes                        957        0.3                 99          --
                                              -----------     ------        -----------     -------

NET INCOME                                    $     1,003        0.3  %     $       141          -- %
                                              ===========     ======       ============     =======

Net income per common share-basic             $      0.05                   $      0.01
                                              ===========                   ===========

Weighted average common shares outstanding         20,000                        20,000
                                              ===========                   ===========

                                                                   Fifty-Two Weeks Ended
                                              -------------------------------------------------------
                                                   November 25, 2000              November 27, 1999
                                              -------------------------      ------------------------
                                                Amount         Percent         Amount         Percent
                                              -----------      --------      ----------       -------
Net sales                                     $ 1,492,783      100.0  %      $1,811,365       100.0 %
Cost of merchandise sold                        1,086,727       72.8          1,330,118        73.4
                                              -----------     --------      -----------      ------
Gross margin                                      406,056       27.2            481,247        26.6

Selling, general and administrative               340,474       22.8            420,382        23.2
Provision for depreciation and amortization        30,067        2.0             37,027         2.0
Other income                                       (2,064)       (.1)            (1,982)        (.1)
                                              -----------     ------        -----------      ------
Operating Income                                   37,579        2.5             25,820         1.5

Interest expense                                   41,552        2.8             35,763         2.0
                                              -----------     ------        -----------      ------
Loss before income taxes                          (3,973)        (.3)            (9,943)        (.5)

Federal and state income taxes                    (3,321)        (.2)            (4,106)        (.2)
                                              ----------      ------        -----------      ------

NET LOSS                                      $     (652)        (.1) %     $    (5,837)        (.3)                          %
                                              ==========      ======        ===========      ======

Net loss per common share-basic               $    (0.03)                   $     (0.29)
                                              ==========                    ===========

Weighted average common shares outstanding        20,000                         20,000
                                              ==========                    ===========

[FN]
(a) The pro forma operating data for fiscal 2000 excludes a fourth quarter special charge for store closings and associated costs of $20.4 million. It also excludes a non-routine fourth quarter margin charge for inventory liquidation at these closing stores of $11.8 million.

(b) The pro forma operating data for fiscal 1999 excludes $2.0 million and $1.1 million for fourth and third quarter depreciation charges, respectively, related to the accelerated depreciation of certain leasehold improvements and assets related to closed stores. Additionally, it excludes a fourth and second quarter special charge for store closings and costs associated with the elimination of administrative staff of $1.1 million and $5.2 million, respectively. It also excludes a fourth and second quarter margin charge for inventory liquidation at these closing stores of $.5 million and $3.4 million, respectively. A second quarter special credit of $10.6 million, which represents a pension benefit curtailment gain recorded as a result of freezing benefits under the Company's pension plan, is excluded from the 1999 pro forma operating data. A fourth quarter $.7 million extraordinary item representing losses on early extinguishment of debt is also excluded from the 1999 pro forma operating data.








PAYLESS CASHWAYS, INC.
Fourth Quarter and Year Ended November 25, 2000
Operating Data  (Unaudited)
(In thousands, except percentages and per share amounts)

                                                                 Thirteen Weeks Ended
                                              -------------------------------------------------------
                                                   November 25, 2000              November 27, 1999
                                              -------------------------     -------------------------
                                                Amount         Percent         Amount         Percent
                                              -----------      --------     -----------       -------
Net sales                                     $   332,125      100.0  %     $   434,604       100.0 %
Cost of merchandise sold                          252,137       75.9            319,099        73.4
                                              -----------     --------      -----------      ------
Gross margin                                       79,988       24.1            115,505        26.6

Selling, general and administrative                72,541       21.8             97,130        22.4
Provision for depreciation and amortization         7,389        2.2             11,445         2.6
Special charges                                    20,400        6.2              1,085          .2
Other income                                         (326)       (.1)              (395)        (.1)
                                             ------------     ------        -----------      ------
Operating Income                                  (20,016)      (6.0)             6,240         1.5


Interest expense                                   10,224        3.1              9,606         2.2
                                              -----------     ------        -----------      ------
Loss before income taxes                         (30,240)       (9.1)            (3,366)        (.7)

Federal and state income taxes                   (11,344)       (3.4)            (1,390)        (.3)
                                              ----------      ------        -----------      ------
Loss before extraordinary items                  (18,896)       (5.7)            (1,976)        (.4)

Extraordinary items                                    --         --                729          .2
                                              -----------     ------        -----------      ------

NET LOSS                                      $  (18,896)       (5.7) %       $  (2,705)        (.6) %
                                              ==========      ======          =========      ======

Net income per common share-basic             $    (0.94)                   $     (0.14)
                                              ===========                   ===========

Weighted average common shares outstanding        20,000                         20,000
                                              ==========                    ===========

                                                                Fifty-Two Weeks Ended
                                              -------------------------------------------------------
                                                   November 25, 2000              November 27, 1999
                                              ------------------------      -------------------------
                                                Amount         Percent         Amount         Percent
                                              -----------      --------     -----------       -------
Net sales                                     $ 1,492,783      100.0  %     $ 1,811,365       100.0 %
Cost of merchandise sold                        1,098,527       73.6          1,333,968        73.6
                                              -----------     --------      -----------      ------
Gross margin                                      394,256       26.4            477,397        26.4

Selling, general and administrative              340,474        22.8            420,382        23.2
Provision for depreciation and amortization       30,067         2.0             40,167         2.2
Special charges (credits), net                    20,400         1.3             (4,315)        (.2)
Other income                                      (2,064)        (.1)            (1,982)        (.1)
                                             -----------      ------        -----------      ------
Operating Income                                   5,379          .4             23,145         1.3

Interest expense                                  41,552         2.8             35,763         2.0
                                             -----------     --------       -----------      ------
Loss before income taxes                         (36,173)       (2.4)           (12,618)        (.7)

Federal and state income taxes                   (15,622)       (1.0)            (5,211)        (.3)
                                              ----------      --------      -----------      -------
Loss before extraordinary items                  (20,551)       (1.4)            (7,407)        (.4)

Extraordinary items                                   --           --               729          --
                                              ----------      --------      -----------      ------

NET LOSS                                      $  (20,551)       (1.4) %     $    (8,136)        (.4)%
                                              ==========-     ========      ===========      ======

Net loss per common share-basic               $    (1.03)                   $      (.41)
                                              ==========                    ===========

Weighted average common shares outstanding        20,000                         20,000
                                              ==========                    ===========








PAYLESS CASHWAYS, INC.
Condensed Balance Sheets (Unaudited) (a)
(In thousands)

                                                                        November 25,        November 27,
                                                                            2000                 1999
                                                                       -------------        ------------
ASSETS

     CURRENT ASSETS

       Cash and cash equivalents                                       $       1,485        $       1,111
       Merchandise inventories                                               311,489              349,332
       Prepaid expenses and other current assets                              19,246               22,013
       Income taxes receivable                                                    --                  679
                                                                       -------------        -------------
                                        TOTAL CURRENT ASSETS                 332,220              373,135

     OTHER ASSETS

       Real estate held for sale                                               3,785                8,851
       Deferred financing costs                                                3,051                3,944
       Other                                                                   3,090                1,549

     LAND, BUILDINGS, EQUIPMENT & SOFTWARE, NET                              335,512              340,912
                                                                       -------------        -------------
                                                                       $     677,658        $     728,391
                                                                       =============        =============

LIABILITIES AND SHAREHOLDERS' EQUITY

     CURRENT LIABILITIES
       Current portion of long-term debt                               $      10,181        $       3,265
       Trade accounts payable                                                 38,633               51,480
       Other current liabilities                                              76,537               73,880
       Income taxes payable                                                      927                1,851
       Deferred income taxes                                                   5,510                2,157
                                                                       -------------        -------------
                                   TOTAL CURRENT LIABILITIES                 131,788              132,633

     LONG-TERM DEBT, less portion classified
       as current liability                                                  363,432              374,154

     NON-CURRENT LIABILITIES                                                  49,692               68,307

     SHAREHOLDERS' EQUITY
       Common stock                                                              200                  200
       Additional paid-in capital                                            183,600              183,600
       Accumulated deficit                                                   (51,054)             (30,503)
                                                                       -------------         ------------
                              TOTAL SHAREHOLDERS' EQUITY (b)                 132,746              153,297
                                                                       -------------        -------------
                                                                       $     677,658        $     728,391
                                                                       =============        =============

[FN]
(a) Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.
(b) The covenant included in the 1999 Credit agreement with Congress Financial regarding minimum "adjusted net worth" excludes the effects of certain non-cash charges and credits. The cumulative amount of such non-cash charges at November 25, 2000 was $11.6 million.